Exhibit 99.3
Execution Copy
11 November 2026

FRESENIUS SE & CO. KGAA

as Seller
and

BNP PARIBAS
BOFA SECURITIES EUROPE SA
DEUTSCHE BANK AKTIENGESELLSCHAFT
J.P. MORGAN SE

as Joint Bookrunners

PRICING AGREEMENT

relating to up to 16,000,000 ordinary bearer shares in

Fresenius Medical Care AG
(ISIN: DE0005785802)

Linklaters LLP

Pricing Agreement

THIS PRICING AGREEMENT (the "Pricing Agreement") is made on 11 November 2026 between:

(1)
Fresenius SE & Co. KGaA, Else-Kröner-Str. 1, 61352 Bad Homburg vor der Höhe, Federal Republic of Germany (the "Seller");

(2)
BNP PARIBAS, 16 boulevard des Italiens, 75009 Paris, France ("BNPP");

(3)
BofA Securities Europe SA, 51 rue La Boétie, 75008 Paris, France ("BofA");

(4)
Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany ("Deutsche Bank");

(5)
J.P. Morgan SE, Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Federal Republic of Germany ("J.P. Morgan", and together with BNPP, BofA and Deutsche Bank, the "Joint Bookrunners", and the Seller and the Joint Bookrunners each a "Party" and together the "Parties").

RECITAL

Further to the share purchase agreement between the Seller and the Joint Bookrunners, dated 11 November 2026 (the "Share Purchase Agreement"), it is hereby agreed as follows:

1
Determinations

1.1
Number of Placement Shares

The number of Placement Shares shall be 13,443,240.

1.2
Placement Price

The Placement Price at which the Placement Shares shall be sold to investors shall be EUR 39.00 per Placement Share.

1.3
Gross Placement Proceeds

The Gross Placement Proceeds amount to EUR 524,286,360.00.

1.4
Trade Date, Closing Date

1.4.1
The Trade Date is 12 November 2026 (T0).

1.4.2
The Closing Date shall be 16 November 2026 (T+2).

2
Definitions

Terms defined in the Share Purchase Agreement shall have the same meaning in this Pricing Agreement unless otherwise defined herein.

3
Seller's Representations and Warranties

The Seller confirms, represents and warrants by way of an independent guarantee and irrespective of negligence (selbständiges verschuldensunabhängiges Garantieversprechen), the accuracy of the representations and warranties set forth in Clause 4 of the Share Purchase Agreement as of the time of this Pricing Agreement.

1

4
Pricing Agreement

The Seller and the Joint Bookrunners each acknowledge and agree that this Pricing Agreement forms part of and shall be read in conjunction with the Share Purchase Agreement.

5
Miscellaneous

5.1
This Pricing Agreement shall be governed by, and construed in accordance with, the laws of Germany.

5.2
Any non-contractual rights and obligations arising out of or in connection with this Pricing Agreement shall also be governed by the laws of Germany.

5.3
Place of performance is Frankfurt am Main, Germany.

5.4
Any action or other legal proceedings (the "Proceedings") arising out of or in connection with this Pricing Agreement shall be brought in the District Court (Landgericht) in Frankfurt am Main, Germany. Nothing contained herein shall limit the right of any party hereto to take Proceedings against any other party hereto in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

5.5
Any provision of this Pricing Agreement, including this Clause 5.5, may be amended or supplemented only if the Seller and the Joint Bookrunners so agree in writing.

2

Signature Page to the
Pricing Agreement

This Pricing Agreement has been entered into on the date first above written.

FRESENIUS SE & CO. KGAA
represented by FRESENIUS MANAGEMENT SE, its general partner

/s/ Sara Hennicken		/s/ Thomas Neidert
By:	Sara Hennicken, CFO	By:	Thomas Neidert, SVP Group Treasury

Project Kairos III - Signature Page to the Pricing Agreement

Signature Page to the
Pricing Agreement

This Pricing Agreement has been entered into on the date first above written.

BNP PARIBAS

/s/ Andreas Kolsch		/s/ Carsten Schwefer
By:	Andreas Kolsch Managing Director	By:	Carsten Schwefer Managing Director

Project Kairos III - Signature Page to the Pricing Agreement

BOFA SECURITIES EUROPE SA

/s/ Jerome Renard
By: Jerome Renard - Managing Director

Project Kairos III - Signature Page to the Pricing Agreement

DEUTSCHE BANK AKTIENGESELLSCHAFT

/s/ Heiko Leopold		/s/ Parag Manudhane
By:	Heiko Leopold	By:	Parag Manudhane

Project Kairos III - Signature Page to the Pricing Agreement

J.P. MORGAN SE

/s/ Michele Iozzolino		/s/ Karsten Schonfelder
By:	Michele Iozzolino Managing Director	By:	Karsten Schonfelder Managing Director

 Project Kairos III - Signature Page to the Pricing Agreement